                     COLTEC INDUSTRIES INC AND SUBSIDIARIES
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                 (IN THOUSANDS)

                                                                      Year Ended December 31, 1998
                                                  -------------------------------------------------------------
                                                       1998         1997        1996         1995        1994
                                                  -------------------------------------------------------------
Earnings from continuing
  operations before
  extraordinary item...................               122,293      94,874      54,570       34,521      48,446
Add (deduct)
  Income taxes:
    Federal and Foreign..............                  64,898      48,875      28,111       17,615      27,251
    State and local.....................                7,601       6,241       5,121        2,601       2,105
Portion of rents representative
    of interest factor (1)...............               3,023       2,983       3,321        2,868       3,979
Interest Expense......................                 59,954      54,613      76,182       91,208      90,337
                                                  -------------------------------------------------------------



Earnings from continuing
  operations before
  extraordinary item,
  as adjusted............................             257,769     207,586     167,305      148,813     172,118
                                                  =============================================================


Fixed Charges:
  Interest expense.....................                59,954      54,613      76,182       91,208      90,337
  Capitalized interest.................                 1,585       1,455       1,139          997         689
  Portion of rents representative
    of interest factor (1)...............               3,023       2,983       3,321        2,868       2,979
                                                  -------------------------------------------------------------


Fixed charges..........................                64,562      59,051      80,642       95,073      94,005
                                                  =============================================================


Ratio of earnings to
  fixed charges..........................                 4.0         3.5         2.1          1.6         1.8
                                                  =============================================================

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Note:

(1) Estimated to be 1/3 of total rent expenses.